UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
__________________________

Modiv Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	47-4156046 (I.R.S. Employer Identification Number)

120 Newport Center Drive, Newport Beach, California (Address of Principal Executive Offices)	92660 (Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.     ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.     ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Registration Nos. 333-259066 and 333-259521

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.          Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of the 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25.00 per share, $0.001 par value per share (the “Series A Preferred Stock”), of Modiv Inc., a Maryland corporation (the “Registrant”). The description of the Series A Preferred Stock set forth under the caption “Description of Capital Stock and Securities Offered – Preferred Stock – Series A Preferred Stock” in the prospectus forming a part of the Registrant’s registration statement on Form S-11 (File No. 333-259066), as amended (the “Registration Statement”), that was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 25, 2021 and was declared effective by the Commission on September 14, 2021, is incorporated herein by reference. The description of the Series A Preferred Stock set forth in the prospectus relating to the Registration Statement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.          Exhibits.

Pursuant to the instructions as to exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MODIV INC.

By:	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Financial Officer

Date:  September 14, 2021